EXHIBIT 10.166
Property Catastrophe Excess of Loss
Reinsurance Contract
Effective: January 1, 2006
In consideration of the premium and subject to the
terms and conditions hereinafter set forth
The Reinsurers executing the
Interests and Liabilities Agreement
attached to this Contract
do hereby indemnify, as herein provided and specified, the
PEERLESS INSURANCE COMPANY

Table of Contents

Article		Page

I	Business Covered	1
II	Exclusions	2
III	Term	4
IV	Retention and Limit	4
V	Reinstatement	6
VI	Rates and Premium	6
VII	Reports and Remittances	6
VIII	Ultimate Net Loss	7
IX	Loss Occurrence	8
X	Net Retained Lines	10
XI	Florida Hurricane Catastrophe Fund	10
XII	Other Reinsurance	11
XIII	Territory	11
XIV	Loss Adjustment and Settlement	11
XV	Salvage and Subrogation	11
XVI	Interest Penalty	12
XVII	Unauthorized Reinsurance	13
XVIII	Currency	14
XIX	Access to Records	14
XX	Errors and Omissions	16
XXI	Alterations	16
XXII	Arbitration	16
XXIII	Insolvency	19
XXIV	Dividends and Taxes	19
XXV	Federal Excise Tax	19
XXVI	Service of Suit	20
XXVII	Offset	21
XXVIII	Governing Law	21
XXIX	Confidentiality	21
XXX	Severability	22
XXXI	Special Conditions	22
XXXII	Agency Agreement	24
XXXIII	Entire Agreement	24
XXXIV	Third Parties	24
Attachments:
Exhibit A — Definition of Profit Center
Pools, Syndicates, Associations
War Risk Exclusion Clause

Nuclear Incident Exclusion Clause — Physical Damage Reinsurance (USA) (BRM # 35B)
Nuclear Incident Exclusion Clause — Physical Damage Reinsurance (Canada) (N.M.A. 1980a)
Insolvency Funds Exclusion Clause
Terrorism Exclusion Clause
Terrorism Exclusion Clause (Losses Occurring After December 31, 2005)

Property Catastrophe Excess of Loss
Reinsurance Contract
Effective: January 1, 2006
(hereinafter referred to as the “Contract”)
In consideration of the premium and subject to the
terms and conditions hereinafter set forth
This Contract is entered into by and between
PEERLESS INSURANCE COMPANY, Keene, NH
(hereinafter referred to as the “Company”) of the one part, and the various Reinsurers as identified by the Interests and Liabilities Agreements attaching to and forming a part of this
Contract (hereinafter individually referred to as the “Subscribing Reinsurer” and collectively referred to as the “Reinsurers”) of the other part.
Article I — Business Covered
By this Contract the Reinsurers agree to reinsure the Company under the Policies. The terms “Policy” or “Policies,” whenever used herein, shall mean all binders, policies, contracts, agreements, certificates, endorsements and other obligations, whether oral or written, of insurance or reinsurance issued, accepted or held covered provisionally or otherwise by and on behalf of the Company or a Legal Entity listed in Exhibit A (each, a “Legal Entity” and, collectively, the “Legal Entities”) and reinsured, directly or indirectly, by the Company and in force at the effective date hereof or issued or renewed on or after that date and classified by the Company or a Legal Entity as Property business including, but not limited to:
•	Automobile Physical Damage (including Specialty Automobile and Garagekeepers’ Legal Liability but excluding Collision),

•	Homeowners and Farmowners (Property and/or Section 1 only),

•	Commercial Multiple Peril (Property and/or Section 1 only),

•	Fire,

•	Extended Coverage and Allied Lines,

•	Inland Marine (including Yachts),

•	Boiler and Machinery,

•	Burglary and Theft,

•	Earthquake and Flood (when added to a Fire policy by endorsement or when part of an Inland Marine or Multiple Peril policy),

•	Glass,

•	Miscellaneous Property Insurance,

•	Ocean Marine (Yacht business only),

•	Water Damage Insurance
subject to the terms, conditions and limitations set forth herein.
Under this Contract, the indemnity for reinsured loss applies only to business written through the Profit Centers, as defined in Exhibit A — Definition of Profit Center.
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Article II — Exclusions
A.	It is expressly understood and agreed that this Contract does not apply to the following:
1.	All forms of Third Party Liability business, however not to exclude Bailee coverage of Inland Marine Policies which are covered in accordance with the Business Covered section of this Contract;

2.	Fidelity and Surety

3.	Financial Guarantee and/or Insolvency;

4.	Life, Accident and Health Insurance;

5.	Aircraft insurance, but not to exclude aircraft hulls insured under regular Fire policies (other than Aircraft Hull policies) and not to exclude Aircraft Property Damage;

6.	Loss or damage occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard policy form containing a standard war exclusion clause;

7.	Nuclear Incidents as per Nuclear Incident Exclusion Clause Physical Damage — Reinsurance and Nuclear Incident Exclusion Clause — Physical Damage and Liability (Boiler and Machinery) — Reinsurance attached, as Exhibits B and C which are made a part hereof;

8.	Treaty reinsurance assumed, except for any agency reinsurance, or business written by affiliates of the Company and reinsured internally within the companies that comprise the Liberty Mutual Agency Markets strategic business unit, and specifically any reinsurance transacted among or between the companies that comprise Liberty Mutual Agency Markets (shown in Exhibit A), or any reinsurance between OneBeacon Insurance Company, its affiliates and Peerless Insurance Company;

9.	All liability of the Company or a Legal Entity arising, by agreement, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency Fund”, includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company or a Legal Entity of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part;

10.	Pollution and Seepage as per the original Policies;

11.	All losses in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 1,000 feet of the insured
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suppliers’ extension and / or contingent business interruption coverages are not subject to this exclusion, provided that these are not part of a transmitters’ or distributors’ policy;

12.	Terrorism as per the attached Terrorism Exclusion clause;

13.	Mold:

This Contract does not apply to loss or liability in any way or to any extent arising out of the actual or alleged presence or actual, alleged or threatened presence of fungi including, but not limited to, mold, mildew, mycotoxins, microbial volatile organic compounds or other “microbial contamination”. This includes:
a.	Any supervision, instruction, recommendations, warnings, or advice given or which should have been given in connection with the above; and

b.	Any obligation to share damages with or repay someone else who must pay damages because of such injury or damage.
For purposes of this exclusion, “microbial contamination” means any contamination, either airborne or surface, which arises out of or is related to the presence of fungi, mold, mildew, mycotoxins, microbial volatile organic compounds or spores, including, without limitation, Penicillium, Aspergillus, Fusarium, Aspergillus Flavus and Stachybotrys chartarum.
Losses resulting from the above causes do not in and of themselves constitute an event unless arising out of one or more of the following perils, in which case this exclusion does not apply:
Fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.
14.	Losses arising out of “extra contractual obligations” or “loss in excess of policy limits.”
a.	The term “extra contractual obligations” shall mean any punitive, exemplary, compensatory, or consequential damages paid or payable by the Company or a Legal Entity as a result of an action against it by its insureds or itsr insured’s assignee or a third party claimant.

b.	The term “loss in excess of policy limits” shall mean any amount paid or Payable by the Company or a Legal Entity in excess of its policy limits, but otherwise within the terms of its policy, as a result of an action against the Company or a Legal Entity by an insured or the insured’s assignee to recover damages the insured is legally obligated to pay to a third party claimant because of the Company’s or a Legal Entity’s alleged or actual negligence or bad faith in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such action.
B.	In respect of business classified by the Company or a Legal Entity as “Property,” the coverage afforded hereunder shall not apply to the following:
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1.	Flood, except when written in conjunction with other perils reinsured by this Contract, whether under the same policy or a separate policy covering the same risk;

2.	All liability on standing or growing crops;

3.	Pools, Associations and Syndicates business as per the attached Exhibit D which is made part thereof.
Article III — Term
A.	This Contract applies only to losses arising out of loss occurrences commencing during its effective period. This Contract is effective at 12:01 a.m., Local Standard Time, January 1, 2006, Local Standard Time, and shall end at 12:01 a.m., January 1, 2007, Local Standard Time.
B.	This Contract may be terminated in whole or in part only on the following dates; January 31, February 28, or March 31, 2006 by the Company giving to the Subscribing Reinsurer, written notice of it’s intention to do so.
C.	If this Contract should expire or terminate while a Loss Occurrence is in progress, the Reinsurers shall nevertheless be liable to the extent of their interest, subject to the other conditions of this Contract, for all losses arising out of the Loss Occurrence whether happening before or after such expiration or termination, provided that no claim is made against such Loss Occurrence on any renewal of this Contract.
Article IV — Retention and Limit
A.	First Layer Catastrophe Excess of Loss Reinsurance

The Reinsurers shall be liable in each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for 100% of the excess Ultimate Net Loss above an initial net loss of $50,000,000 provided, however, that the Reinsurers shall not be liable for more than $50,000,000 of each and every such Loss Occurrence, nor more than $100,000,000 in the aggregate during the term of this Contract

B.	Second Layer Catastrophe Excess of Loss Reinsurance

The Reinsurers shall be liable in each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for 100% of the excess Ultimate Net Loss above an initial net loss of $100,000,000 provided, however, that the Reinsurers shall not be liable for more than $50,000,000 of each and every such Loss Occurrence, nor more than $100,000,000 in the aggregate during the term of this Contract

C.	Third Layer Catastrophe Excess of Loss Reinsurance

The Reinsurers shall be liable in each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for 100% of the excess Ultimate Net Loss above an initial net loss of $150,000,000 provided, however, that the Reinsurers shall not be liable for more than $50,000,000 of each and every such Loss Occurrence, nor more than $100,000,000 in the aggregate during the term of this Contract.
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D.	Fourth Layer Catastrophe Excess of Loss Reinsurance

The Reinsurers shall be liable in each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for 100% of the excess Ultimate Net Loss above an initial net loss of $200,000,000 provided, however, that the Reinsurers shall not be liable for more than $50,000,000 of each and every such Loss Occurrence, nor more than $100,000,000 in the aggregate during the term of this Contract.

E.	Fifth Layer Catastrophe Excess of Loss Reinsurance

The Reinsurers shall be liable in each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for 100% of the excess Ultimate Net Loss above an initial net loss of $250,000,000 provided, however, that the Reinsurers shall not be liable for more than $50,000,000 of each and every such Loss Occurrence, nor more than $100,000,000 in the aggregate during the term of this Contract

F.	Sixth Layer Catastrophe Excess of Loss Reinsurance

The Reinsurers shall be liable in each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for 74.8% of the excess Ultimate Net Loss above an initial net loss of $300,000,000 provided, however, that the Reinsurers shall not be liable for more than $50,000,000 of each and every such Loss Occurrence, nor more than $100,000,000 in the aggregate during the term of this Contract

G.	Seventh Layer Catastrophe Excess of Loss Reinsurance — Earthquake Only

The Reinsurers shall be liable in each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for 74.8% of the excess Ultimate Net Loss above an initial net loss of $350,000,000 provided, however, that the Reinsurers shall not be liable for more than $50,000,000 of each and every such Loss Occurrence, nor more than $100,000,000 in the aggregate during the term of this Contract

H.	Eighth Layer Catastrophe Excess of Loss Reinsurance — Earthquake Only

The Reinsurers shall be liable in each and every Loss Occurrence, irrespective of the number and kinds of Policies involved, for 74.8% of the excess Ultimate Net Loss above an initial net loss of $400,000,000 provided, however, that the Reinsurers shall not be liable for more than $25,000,000 of each and every such Loss Occurrence, nor more than $50,000,000 in the aggregate during the term of this Contract

I.	Recoveries under this Contract, when combined with recoveries from inuring reinsurance, cannot exceed the Company’s actual loss, direct or indirect, whether as insurer or reinsurer, less its respective retentions.
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Article V — Reinstatement
A.	Each claim hereunder shall reduce the amount of the Reinsurers’ liability from the time of the occurrence of the loss by the sum paid, but the sum so exhausted shall be reinstated immediately from the time of the occurrence of the loss.

B.	For all layers each amount so reinstated, the Company agrees to pay an additional premium calculated by multiplying 100% of the annual reinsurance premium therein by the percentage that the amount reinstated bears to the limit of this Contract.

C.	A provisional reinstatement premium shall be paid by the Company at the time the Reinsurers pays the loss giving rise to the reinstatement premium through an offset of the provisional reinstatement premium due the Reinsurers against the loss payment due the Company, with only the net amount due to be remitted by the debtor party. The amount of this provisional reinstatement premium shall be based on 100% of the estimated annual reinsurance premium of each Layer, whichever may be reinstated.

D.	As promptly as possible after the loss has been paid by the Reinsurers and the annual Reinsurance premium hereunder has been finally determined, the Company shall prepare and submit to the Reinsurers a final statement of reinstatement premium due. Any reinstatement premium shown to be due the Reinsurers (less prior payments, if any) shall be remitted by the Company with its statement. Any return reinstatement premium shown to be due the Company shall be remitted by the Reinsurers as promptly as possible after receipt of the Company’s final statement.
Article VI — Rates and Premium
A.	The rates set forth below shall be applied to the subject earned premium of the Company and the Legal Entities for all classes of Business Covered hereunder, as stated in Paragraph A of Article I — Business Covered.
Layer 1 — 0.385%
Layer 2 — 0.308%
Layer 3 — 0.212%
Layer 4 — 0.192%
Layer 5 — 0.173%
Layer 6 — 0.113%
Layer 7 — 0.055%
Layer 8 — 0.034%
Article VII — Reports and Remittances
The annual minimum reinsurance premium shall be remitted in four equal quarterly installments due on January 15, May 15, August 15 and November 15, 2006. The Company shall submit finalized accounts to the Reinsurer on February 15, 2007 summarizing the actual subject earned premium for the January 1, 2006 through December 31, 2006 coverage period. The difference between the deposit premium and actual subject earned premium will be settled to/from the Company within 15 days of February 15, 2007.
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Layer	Minimum and Deposit	Quarterly
Layer 1	$5,000,000	$1,250,000
Layer 2	$4,000,000	$1,000,000
Layer 3	$2,750,000	$687,500
Layer 4	$2,500,000	$625,000
Layer 5	$2,250,000	$562,500
Layer 6	$1,462,500	$365,625
Layer 7	$712,500	$178,125
Layer 8	$450,000	$112,500
Article VIII — Ultimate Net Loss
A.	“Ultimate Net Loss” as used in this Contract shall mean: all amounts paid or due and payable by the Company or a Legal Entitiy in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal, payment or subrogation of claims or judgments arising from each and every loss or loss occurrence for which the Company or a Legal Entity is or may be found liable under the Policies, less salvages and subrogation recoveries and amounts recovered or recoverable under pooling agreements or other reinsurances, whether collectible, or not. “Ultimate Net Loss” includes, but is not limited to, the following paid or due and payable amounts: Allocated Loss Adjustment Expenses, defense costs, court costs, supersedeas and appeal bond costs, post and prejudgment interest, Attorneys’ Fees and Expenses, Claim-Specific Declaratory Judgment Expenses, Field Employee Salaries and Expenses, Unallocated Loss Adjustment Expenses calculated at 7% of any loss, and all other costs of investigation or litigation. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s or a Legal Entity’s ultimate net loss has been ascertained.

B.	“Allocated Loss Adjustment Expense” as used herein shall mean any and all expenses paid or due and payable by the Company or a Legal Entity in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal, payment or subrogation of claims or judgments arising from each and every loss or loss occurrence for which the Company or a Legal Entity is or may be found liable under the Policies, including but not limited to Claim-Specific Declaratory Judgment Expenses, Attorneys’ Fees and Expenses, Field Employee Salaries and Expenses, court costs, supersedeas and appeal bond costs, post and prejudgment interest, and expenses of outside adjusters or other third party administrators.

C.	“Unallocated Loss Adjustment Expense” as used herein shall mean any and all expenses paid or due and payable by the Company or a Legal Entity in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal, payment or subrogation of claims or judgments arising from each and every loss or loss occurrence for which the Company or a Legal Entity is or may be found liable under the Policies that do not constitute Allocated Loss Adjustment Expense.

D.	“Claim-Specific Declaratory Judgment Expenses” shall be defined as fees and expenses incurred in actions brought to determine whether the Company or a Legal Entity has a defense and/or indemnification obligation for individual claims presented against Policies covered under this Contract. Any Claim-Specific Declaratory Judgment Expense shall be deemed to have been fully incurred on the same date as the insured’s original loss or loss occurrence (if any) giving rise to the action, unless otherwise provided for within this Contract.

E.	The term “Attorneys’ Fees and Expenses” as used above, shall mean all fees and expenses of attorneys, including but not limited to the fees and expenses of the Company’s or its affiliates’ in-house attorneys providing legal advice on coverage questions and/or defending the Company or a Legal Entity in coverage litigation, and fees and expenses of outside
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attorneys and/or staff counsel in the defense of policyholder claims. Such Attorneys’ Fees and Expenses for in-house attorneys and staff counsel shall be calculated at the rate for such attorneys plus the expenses incurred by such attorneys, but excluding office expenses of the Company and its affiliates and salaries and expenses of its other employees which constitute Unallocated Loss Adjustment Expense.

F.	The term “Field Employee Salaries and Expenses” as used above, shall mean a pro rata share of salaries and expenses of the Company’s or its affiliates’ field employees according to the time occupied in adjusting, defending, and settling such losses or loss occurrences, and of expenses of all of the Company’s or its affiliates’ officers and employees incurred in connection with the loss; except that salaries of officers and employees engaged in general management and located in the home office of the Company or its affiliates and any office expense of the Company or its affiliates do not constitute Field Employee Salaries and Expenses, but rather Unallocated Loss Adjustment Expense.
Article IX — Loss Occurrence
A.	The term “Loss Occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company or a Legal Entity occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term “Loss Occurrence” shall be further defined as follows:
1.	As regards windstorm, hail, tornado, cyclone including ensuing collapse and water damage, all individual losses sustained by the Company or a Legal Entity occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, as respects named hurricanes or tropical storms within the 48 contiguous states and Canada, all individual losses sustained by the Company or a Legal Entity occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2.	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company or a Legal Entity occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

3.	As regards earthquake (the epicentre of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the “Loss Occurrence.”
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4.	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the “Loss Occurrence.”

5.	As regards firestorms, brush fires and any other fires or series of fires, irrespective of origin (except as provided in subparagraphs 2 and 3 above), which spread through trees, grassland or other vegetation, all individual losses sustained by the Company or a Legal Entity which commence during any period of 168 consecutive hours and within a 150-mile radius of any fixed point selected by the Company may be included in the “Loss Occurrence.” However, an individual loss subject to this subparagraph 5 cannot be included in more than one “Loss Occurrence.”
B.	For all “Loss Occurrences,” the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company or a Legal Entity arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event except for any “Loss Occurrences” referred to in subparagraph (1) and (2) of paragraph A above defined as occurring during any period of 72 consecutive hours where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.
C.	As respects those “Loss Occurrences” referred to in subparagraph (1) and (2) of paragraph A above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more “Loss Occurrences,” provided no two periods overlap and no individual loss is included in more than one such period, and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company or a Legal Entity arising out of that disaster, accident or loss.
D.	No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any “Loss Occurrence” claimed under 168 hours provision.
E.	Any date change, including leap year calculations, shall not in and of itself be regarded as “Loss Occurrence” for the purposes of this reinsurance.
F.	Losses directly or indirectly occasioned by:
1.	loss of, alteration of, or damage to, or;

2.	a reduction in the functionality, availability or operation of a computer system, hardware, program, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non- computer equipment, whether the property of the policyholder of the Company or a Legal Entity or not, do not in and of themselves constitute an event unless arising out of one or more of the following perils:
fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.
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Article X — Net Retained Lines
A.	This Contract applies only to such portion of any Policy that the Company, directly or indirectly, whether as insurer or reinsurer, retains net for its own respective account (prior to the deduction of any underlying reinsurance specifically permitted in this Contract). In calculating the amount of any loss hereunder and in computing the amount in excess of which this Contract attaches only loss or losses in respect of that portion of any insurance, or reinsurance which the Company, directly or indirectly, whether as insurer or reinsurer, retains net for its own account shall be included.
B.	It is agreed that the amount of the Reinsurers’ liability hereunder in respect of any loss shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amount which may have become due from it such reinsurers whether such inability arises from the insolvency of such other reinsurer or otherwise.
C.	Allocation of losses and expenses to Legal Entities other than the Company pursuant to inter company reinsurance among the Legal Entities shall be entirely disregarded for all purposes of this Contract
Article XI — Florida Hurricane Catastrophe Fund
A.	Any loss reimbursement the Company or a Legal Entity receives under the Florida Hurricane Catastrophe Fund (FHCF) shall apply as follows:
1.	Except as provided in subparagraph 2 below, any such loss reimbursement shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Contract.

2.	If one or more loss occurrences commencing during the term of this Contract result(s) in recoveries made by the Company under this Contract and the Company or a Legal Entity under FHCF, and such recoveries, together with any other reinsurance recoveries made by the Company applicable to said loss occurrence(s), exceed the amount permitted by Florida law, any amount in excess thereof shall reduce the ultimate net loss subject to this Contract for the loss occurrence(s) to which the recoveries apply.
B.	For purposes hereof, if a loss reimbursement received by the Company or a Legal Entity under the FHCF is based on the Company’s or a Legal Entity’s losses in more than one loss occurrence and the FHCF does not designate the amount allocable to each loss occurrence, the reimbursement shall be prorated in the proportion that the Company’s or a Legal Entity’s losses in each loss occurrence bear to the Company’s and the Legal Entities’ total losses arising out of all loss occurrences to which the recovery applies.
C.	Any reimbursement premiums or emergency assessment paid by the Company or a Legal Entity under the FHCF shall be disregarded for purposes of determining subject premium and ultimate net loss under this Contract.
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Article XII — Other Reinsurance
A.	It is understood and agreed that the Company may purchase underlying property per risk excess of loss covers which will inure to the benefit of this Contract.
B.	The Company may have in force other excess catastrophe reinsurances, recoveries under which shall inure solely to the benefit of the Company.
Article XIII — Territory
This Contract is worldwide in scope and shall cover risks wherever located.
Article XIV — Loss Adjustment and Settlement
A.	The Company shall give notice, as soon as practicable, to Reinsurers of any claim that it has reason to believe could involve this Contract. The Company shall keep the Reinsurers informed of significant developments likely to affect the cost of any claim or claims hereunder.
B.	The Company or a Legal Entity may commence, continue, defend, settle, or withdraw from actions, suits, or prosecutions and, generally, do all such things relating to any claim or loss in which the Reinsurers are interested as, in the Company’s or Legal Entity’s judgment, may be beneficial or expedient to the Company or such Legal Entity, as applicable, and the Reinsurers. The Company shall be the sole judge as to what claims are covered under the Policies. All of the Ultimate Net Loss and Loss Occurrences, as well as all loss settlements made and judgments paid by the Company or a Legal Entity, provided they are within the terms of this Contract either under the strict conditions of the Policies or by way of compromise, shall be unconditionally binding upon the Reinsurers, who agree to pay all amounts for which they are liable immediately upon reasonable evidence of the amount due being furnished to the Reinsurers by the Company. The true intent of this Contract is that the Reinsurers shall, in every case to which this Contract applies, follow the settlements of the Company and the Legal Entities.
Article XV — Salvage and Subrogation
A.	The Reinsurers shall be credited with their share of salvage and/or subrogation in respect of claims and settlements under this Contract, less their share of recovery expense. Unless the Company and Reinsurers agree to the contrary, the Company or the Legal Entities shall enforce the right to salvage and/or subrogation and shall prosecute all claims arising out of such right. Should the Company or a Legal Entity refuse or neglect to enforce this right, the Reinsurers are hereby empowered and authorized to institute appropriate action in the name of the Company or a Legal Entity, as applicable.
B.	Amounts recovered from salvage and/or subrogation shall always be used to reimburse the excess Reinsurers (and the Company, should it carry a portion of excess coverage net) in the reverse order of their participation in the loss before being used in any way to reimburse the Company or a Legal Entity for its primary loss. If the amount recovered exceeds the recovery expense, the recovery expense shall be borne by each party in proportion of its benefit from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) shall be applied to the reimbursement of recovery expense and the
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remaining expense, as well as any originally incurred loss expense, shall be added to the Ultimate Net Loss. If no amount is recovered from salvage and/or subrogation, the expense incurred in attempting such recovery shall be deemed loss adjusted expense applicable to the specific loss for which recovery was ought and shall be added to the Ultimate Net Loss.

C.	All salvage and/or subrogation recoveries obtained by either party, subsequent to payments made by the Reinsurers under this Contract, shall be applied as if obtained prior to said payments and all necessary adjustments shall be made between the Company and the Reinsurers as soon as practicable after said salvage and/or subrogation recovery is obtained.

D.	The Company shall have the right, before the happening of the loss, to waive the right of subrogation as to that loss.
Article XVI — Interest Penalty
A.	The interest amounts provided for in this Article shall apply to the Subscribing Reinsurer or to the Company in the following circumstances:
1.	If a loss payment owed by the Subscribing Reinsurer to the Company is not received within 45 calendar days following the date of presentation to the Reinsurers of information necessary to approve payment of the claim, and/or

2.	If any premium payment owed by the Company to the Subscribing Reinsurer is not received within 45 calendar days following the date on which payment is due, and/or

3.	If any premium adjustment, agreed by either party to the other, is not received within 150 calendar days following the expiry or anniversary of this Contract, and/or

4.	If any return of premiums, commissions, profit sharing, or any amounts not provided in subparagraphs 1, 2, and 3 above, are not received in accordance with the date specified in this Contract or if no date is specified, within 90 calendar days following the date the debtor party received the billing.
B.	Failure by the Subscribing Reinsurer or Company to comply with their respective payment obligations within the time periods as herein provided shall, as of that date, be subject to an interest payment computed by multiplying the amount due by a variable rate consisting of the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal on the first day of the calendar month in which the amount became past due, plus 2.0%. The variable rate shall be adjusted monthly thereafter to equal the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal on the first day of each successive month during which the amount due remains unpaid, plus 2.0%. The product shall then be multiplied by 1/365 for each day after the due date that the amount due and the interest amount remain unpaid. Any interest that occurs pursuant to this Article shall be calculated by the party to which it is owed.
C.	The validity of any claim or payment may be contested under the provisions of this Contract. If the debtor party prevails in an arbitration or any other proceeding with respect to the amounts in dispute, there shall be no interest penalty due. If the creditor party wholly or partially prevails on any of the amounts in dispute, the interest penalty shall be awarded as outlined above. Such interest penalty shall be calculated from the date the monies were due
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and owing to the date of resolution of the arbitration or proceeding, and shall be payable as of the date of resolution of the arbitration or proceeding.

D.	If a Subscribing Reinsurer advances the entire or partial payment of any claim it is contesting, and wholly or partially prevails in the contest, the Company shall promptly return the applicable amount of such payment. The arbitrator(s) hearing such dispute shall determine if interest shall be added to the amount returned by the Company.
E.	Any interest owing pursuant to this Article may be waived by the party to which it is owed. Further, any interest calculated pursuant to this Article that is $100 or less shall be waived. Any waiver of any interest pursuant to this paragraph, however, shall not affect the waiving party’s right to claim and/or pursue interest for any other failure by the other party to make payment when due under this Article.
Article XVII — Unauthorized Reinsurance
(Applies only to a Subscribing Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.)
A.	As regards Polices coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium and losses covered hereunder which it shall be required by law to set up, it will forward to the Subscribing Reinsurer a statement showing the proportion of such reserves which is applicable to the Subscribing Reinsurer. The Subscribing Reinsurer hereby agrees to fund such reserves in respect of unearned premium, known outstanding losses that have been reported to the Subscribing Reinsurer and allocated loss adjustment expense relating thereto, losses and loss adjustment expense paid by the Company but not recovered from the Subscribing Reinsurer, plus reserves for losses incurred but not reported as determined by the Company, as shown in the statement prepared by the Company (hereinafter referred to as “ Subscribing Reinsurer Obligations”) by Letters of Credit, unless the method of funding is determined by applicable law, statute, or regulation.
B.	As regards Subscribing Reinsurers authorized in any province or jurisdiction of Canada, such funding shall be equal to 115% of their proportion of reserves by Letters of Credit for no more than 15.0% of the total funding required and cash advances for the remaining.
C.	The Subscribing Reinsurer agrees to apply for and secure timely delivery to the Company of clean, irrevocable, and unconditional Letters of Credit issued by a bank that is a qualified U.S. financial institution and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Subscribing Reinsurer’s proportion of said reserves. At the Company’s request, Subscribing Reinsurer will agree to provide separate Letters of Credit for any Legal Entity listed covered under this Contract. Such Letters of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 60 days prior to any expiration date the issuing bank shall notify the Company by certified mail that the issuing bank elects not to consider the Letters of Credit extended for any additional period.
D.	The Subscribing Reinsurer and Company agree that the Letters of Credit provided by the Subscribing Reinsurer pursuant to the provisions of this Contract may be drawn upon at any
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time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company, including without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company, without diminution because of the insolvency of the Company or the Subscribing Reinsurer for one or more of the following purposes:
1.	To pay or reimburse the Company for:
a.	The Subscribing Reinsurer’s share under this Contract of premiums returned, but not yet recovered from the Subscribing Reinsurer, to the owners of Policies reinsured under this Contract on account of cancellations of such Policies; and

b.	The Subscribing Reinsurer’s share, under this Contract, of surrenders and benefits or losses paid by the Company or a Legal Entity, but not yet recovered from the Subscribing Reinsurer, under the terms and provisions of the Policies reinsured under this Contract; and

c.	Any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Company.
2.	Where the Letters of Credit will expire without renewal or be reduced or replaced by Letters of Credit for a reduced amount and where the Subscribing Reinsurer’s entire obligations under this Contract remain unliquidated and undischarged 10 days prior to the termination date, to withdraw amounts equal to the Subscribing Reinsurer’s share of the liabilities, to the extent that the liabilities have not yet been funded by the Subscribing Reinsurer and exceed the amount of any reduced or replacement Letters of Credit, and deposit those amounts in a separate account in the name of the Company in a qualified U.S. financial institution apart from its general assets, in trust for such uses and purposes specified in above as may remain after withdrawal and for any period after the termination date.
Article XVIII — Currency
Whenever a reference to a monetary currency appears in this Contract, it shall be construed to mean United States Dollars (“USD”). All amounts paid or received by the Company in any other currency shall be converted into United States Dollars at the rate of exchange on the date at which it is entered on the books of the Company.
Article XIX — Access to Records
A.	Except as otherwise provided in this Article, the Subscribing Reinsurer, or its duly authorized representative, may upon reasonable prior written notice to the Company, at the Subscribing Reinsurer’s own expense, examine at the offices of the Company or its affiliates, during normal office hours, the Company’s or the Legal Entities’ policy, accounting, underwriting, or claim records and files, or any such additional relevant records and files, as they exist in the Company’s or its affiliates’ possession or reasonable control, relating to business ceded under this Contract. The Subscribing Reinsurer’s notice shall reasonably describe the nature of the inspection that it wishes to conduct, the persons conducting the inspection and upon notice of available files from the Company, the files that it wishes to review. Subject to the limitations expressed in this Article, this right of inspection shall survive termination or
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expiration of this Contract and shall continue as long as either party has any rights or obligations under this Contract.

B.	The Company reserves the right to deny the Subscribing Reinsurer access to records or files concerning any particular claim(s) if the Subscribing Reinsurer has not disputed liability for payment of such claim(s), and payment of such claim(s) is more than 90 days overdue according to the Company’s records. The Company shall, however, prior to an arbitration demand that may be instituted by either party, continue to respond to reasonable specific requests for information and questions raised by the Subscribing Reinsurer concerning such claims; and nothing in this Article shall restrict the right or ability of the Subscribing Reinsurer to seek discovery of relevant information in an arbitration proceeding pursuant to the Arbitration Article of this Contract.
C.	As a condition precedent to access to records under this Article, the Subscribing Reinsurer, its personnel and any authorized third party representative of the Subscribing Reinsurer shall agree to the provisions of the Confidentiality Article of this Contract.
D.	The Company reserves the right to withhold any documents from the Subscribing Reinsurer (a) concerning Trade Secrets of the Company or its affiliates, (b) subject to the terms of a third party non-disclosure agreement with the Company or its affiliates requiring third party consent to disclosure, (c) subject to the Work Product Privilege or Attorney-Client Privilege or (d) concerning individual private information that as a matter of law cannot be disclosed by the Company or its affiliates (hereinafter referred to in the Contract as “Privileged Documents”). The Company shall reasonably try to exempt the Reinsurers from any third party non-disclosure agreement or obtain consent from the third party to disclose to the Subscribing Reinsurer.
E.	Notwithstanding the foregoing, the Company shall permit and not object to the Subscribing Reinsurer’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants, and all parties to such adjudications; provided that the Company, may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, which might jeopardize the Company’s or its affiliates’ defense by release of such Privileged Documents. In the event that the Company shall seek to defer release of such Privileged Documents, it will in consultation with the Subscribing Reinsurer take other steps as reasonably necessary to provide the Subscribing Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges. The Subscribing Reinsurer, however, shall not have access to Privileged Documents relating to any dispute between the Company and the Subscribing Reinsurer.
F.	For purposes of this Article, “Trade Secrets” shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996. “Attorney-Client Privilege” shall mean communications of a confidential nature between (a) the Company or its affiliates, or anyone retained or in the control of the Company or its affiliates, or their in-house or outside legal counsel, or anyone in the control of such legal counsel, and (b) any in-house or outside legal counsel which relate to legal advice being sought by the Company or its affiliates and/or which contains legal advice being provided to the Company or its affiliates. “Work Product Privilege” shall mean communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company or its affiliates, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.
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Article XX — Errors and Omissions
Any inadvertent delay, omission, or error in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability, which would attach to it hereunder if such delay, omission, or error had not been made, provided such delay, omission, or error is rectified upon discovery.
Article XXI — Alterations
The Contract may at any time be altered by mutual consent of the parties by addendum or by correspondence, either of which to be authorized and signed by a responsible official of the parties and such addendum or correspondence shall be binding on the parties and be deemed to be an integral part of this Contract.
Article XXII — Arbitration
A.	Disputes to be Arbitrated. Any and all disputes between the Company and the Subscribing Reinsurer arising out of, relating to, or concerning this Contract, whether sounding in contract or tort and whether arising during or after this Contract’s formation, or after its termination, including disputes as to whether the Contract was validly formed or is voidable, shall be submitted to the decision of an arbitration panel (“Panel”). The Panel shall consist of an umpire and two party-appointed arbitrators unless a party meets the requirements of paragraph C of this Article and demands arbitration pursuant thereto, in which case the Panel would consist of an umpire only.
B.	Procedures. Except as provided herein, any arbitration shall be based upon the Procedures for the resolution of U.S. Insurance and Reinsurance Disputes, Regular Panel Version, dated April 2004 (the “Procedures”), developed by the Insurance and Reinsurance Dispute Resolution Task Force, subject to the following modifications:
1.	Qualifications of the arbitrators and umpires shall be in accordance with Alternative section 6.2 of the Procedures.

2.	The Parties hereby designate the umpire list maintained by ARIAS (U.S.) as the list to be used in the event that section 6.7(a) of the Procedures is invoked.

3.	Unless otherwise mutually agreed, the members of the Panel shall be impartial and disinterested. The members of the Panel may not be:
a.	In the control of any party or its parent, affiliate or agent;

b.	A former director or officer of any party or its parent, affiliate or agent; or

c.	A likely witness in the arbitration.
The requirement of impartiality means that all members of the Panel shall have the same obligation to approach the Panel’s duties and decisions with fairness and without consideration for the fact that Panel members may have been appointed by one of the
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parties. The requirement of impartiality does not mean that the three arbitrators have no previous knowledge of or experience with respect to issues involved in the dispute or disputes.

4.	The first sentence of section 10.4 of the Procedures shall be replaced by the following sentence: “The Panel shall require that each Party submit concise written statements of position, including summaries of the facts and evidence a Party intends to present, discussion of the applicable law and the basis for the requested Award or denial of relief sought.”

5.	Once the Panel has been constituted, no party (or anyone acting for a party) shall have any communications concerning the arbitration or any of the issues before the Panel with any member of the Panel that is not also disclosed to all other parties and all members of the Panel. Each Panel member shall have a continuing duty to disclose promptly to all parties and all Panel members any violation of this prohibition and the specifics of any improper communications that occurred. This prohibition shall remain in place until all challenges to any arbitration awards and decisions have been either waived or finally concluded.

6.	Section 11.1 of the Procedures shall be replaced by the following provision: “The Parties may propound discovery seeking disclosure of such information and/or documents relevant to the dispute or necessary for the proper resolution of the dispute.”

7.	Position Statements may be amended at any reasonable time, but not later than the close of discovery without a showing to the Panel that the amending Party could not reasonably have raised the new claim or issue at an earlier time.

8.	The Panel shall hold an evidentiary hearing, if one is necessary, within one year of the arbitration demand, unless the Parties otherwise agree. Should a Party seek a reasonable extension to this time frame for good cause shown, the other Party’s agreement shall not be unreasonably withheld.

9.	To the extent permitted by the law, the Panel shall have the authority to issue subpoenas and other orders to enforce its decisions.

10.	The Panel may award reasonable attorneys’ fees and arbitration costs to the prevailing party, as determined by the Panel.

11.	Section 14.3 of the Procedures shall be replaced by the following provision: “The Panel shall make a decision and issue an award with regard to the terms expressed in this Contract, and the custom and practice of the property and casualty insurance and reinsurance business. The Panel shall not be obligated to follow the strict rules of law and evidence.”
C.	Alternative Streamlined Procedures. Notwithstanding the foregoing provisions of this Article, the Alternative Streamlined Procedures set forth in section 16 of the Procedures, as modified by sections B(3), B(4), and B(9) through B(11) of this Article, shall apply in the event that, in a consolidated proceeding or otherwise, the party initiating arbitration is seeking payment of a total amount that is no greater than $1,000,000, or the currency equivalent thereof. Sections 16.1, 16.2, 16.3 and the second sentence of section 16.4 of the Alternative Streamlined Procedures shall not apply. The Parties agree to comply with section 6.7 of the Procedures
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to appoint a single umpire, and hereby designate the umpire list maintained by ARIAS (U.S.) as the list to be used in section 6.7(a).

D.	Hearing Location. The hearing shall be held in Boston, Massachusetts, unless the parties mutually agree to a different location.
E.	Confirmation. Either party may apply to a court of competent jurisdiction for an order confirming any award of the Panel; a judgment of that Court shall thereupon be entered on any award. If such an order is issued, the party against whom confirmation is sought shall pay the attorneys’ fees incurred of the party who applied for the confirmation order and all court costs of any such proceeding.
F.	Equitable Relief from a Court of Law. Nothing herein shall be construed to prevent any participating party from applying to a court of competent jurisdiction to issue a restraining order or other equitable relief to maintain the “status quo” of the parties participating in the arbitration pending the decision and award by the Panel.
G.	Consolidated Proceedings.
1.	Same contract, single Reinsurer. Both the Company and any single Reinsurer on this Contract have the right to combine any and all disputes between them that concern this Contract (including any renewal of this Contract or any contract for which this Contract is a renewal) into a single arbitration proceeding before a single Panel, except that the standard for determining whether a party may add a new issue, claim or dispute to an arbitration proceeding shall be the standard for amending a Position Statement, as set forth in subparagraph B(7) of this Article.

2.	Multiple contracts, single Reinsurer. The Company has the right to combine any and all disputes between the Company and a single Reinsurer into a single arbitration proceeding before a single Panel where such disputes involve this Contract and any additional contracts between the two parties, except that the standard for determining whether a party may add a new issue, claim or dispute to an arbitration proceeding shall be the standard for amending a Position Statement, as set forth in subparagraph B(7) of this Article.

3.	Same contract, multiple reinsurers. At the Company’s option, if more than one reinsurer is involved in arbitration relating to this Contract, where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting the one party; provided, however, that the reinsurers shall have the right to assert several, rather than joint defenses or claims, and to be represented by separate counsel. This provision shall not change the liability of each of the reinsurers under the terms of this Contract as several to joint.
H.	Choice of Law. The law set forth in the Governing Law Article shall apply to this Article. In addition, to the extent the Panel (or the umpire in an Alternative Streamlined Procedure) looks to applicable law, such Panel or umpire shall apply the law as set forth in the Governing Law Article of this Contract.
I.	Survival of Article. This Article shall survive the termination or expiration of this Contract.
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Article XXIII — Insolvency
(If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state’s laws shall prevail.)
A.	In the event of the insolvency of the Company, reinsurance under this Contract shall be payable on demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any liquidator, receiver, conservator, or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims. Such payments by the Reinsurers shall be made directly to the Company or its liquidator, receiver, conservator, or statutory successor, except to the extent Section 4118(a) of the New York Insurance Law applies, or except (a) where the Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (b) where the Reinsurers with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurers to the payees under such Policies and in substitution for the obligations of the Company to such payees.
B.	It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the insolvent Company shall give written notice to the Reinsurers of the pendency of a claim against the insolvent Company on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit, which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.
C.	Where two or more Reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the insolvent Company.
Article XXIV — Dividends and Taxes
In consideration of the terms of this Contract, the Company shall not claim any deduction in respect of any amount paid as dividends or as reinsurance premium when making tax returns, other than income or profits tax returns to any State or to the District of Columbia or Canada.
Article XXV — Federal Excise Tax
A.	This Article is applicable to those Reinsurers who are domiciled outside of the United States of America, except those Reinsurers exempt from Federal Excise Tax. Reinsurers that claim exempt status from Federal Excise Tax shall provide to the Company, upon its request, proof
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that the exempt status adequately satisfies the demands of the U.S. Internal Revenue Service, Department of the Treasury, or its successor and/or other applicable U.S. government authority.

B.	The Reinsurers shall allow the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax.
C.	In the event of any return of premium, the Reinsurers shall deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.
Article XXVI — Service of Suit
(This article applies to unauthorized Reinsurers and to Reinsurers who are domiciled outside the United States of America.)
A.	This Service of Suit Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.
B.	In the event of the failure of the Reinsurers to pay any amount claimed to be due hereunder, the Reinsurers, at the request of the Company, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurers’ rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any state in the United States. The Reinsurers, once the appropriate Court is selected, whether such court is the one originally chosen by the Company and accepted by Reinsurers or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said Court jurisdiction and, in any suit instituted against any of them upon this Contract, will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.
C.	Service of process in such suit may be made upon Mendes & Mount, LLP, 750 Seventh Avenue, New York, New York 10019.
D.	The above-named are authorized and directed to accept service of process on behalf of Reinsurers in any such suit. Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefore, the Reinsurers hereby designate the Superintendent, Commissioner, or Director of Insurance, or other officer specified for that purpose in the statute, or their successor(s) in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.
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Article XXVII — Offset
Each party to this Contract together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance(s) due the other (or, if more than one, any other). Such offset may include balances due under this Contract, and any other contracts between the parties, whether such balances arises from premium, losses, or otherwise, and regardless of the capacity of any party, whether as assuming and/or ceding insurer, under the various reinsurance contracts involved, provided however, that in the event of insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of the applicable law, statute, or regulation governing such offset.
Article XXVIII — Governing Law
The validity and interpretation of this Contract shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts.
Article XXIX — Confidentiality
A.	Confidential Information. The submission materials, and any Policy, financial, underwriting, accounting, and claims information, data statements, representations, and other materials provided by the Company and received by the Subscribing Reinsurer in the course of an audit, inspection, or otherwise, represent confidential or proprietary information (“Confidential Information”). This Confidential Information is intended for the sole use of the Subscribing Reinsurer (and its retrocessionaires, respective auditors, accountants, and legal counsel) as may be necessary in analyzing and/or accepting a participation in and/or executing its responsibilities under or related to this Contract. Subscribing Reinsurer acknowledges and agrees that with respect to any review of Confidential Information by Subscribing Reinsurer, and/or discussion of Confidential Information, Company does not waive and does not intend to waive any available privilege or protection. The review of Confidential Information by Subscribing Reinsurer and/or discussion of Confidential Information with Company shall not destroy, waive, or otherwise impair the proprietary and/or protected status of any Confidential Information or any information revealed in such discussion with Company personnel, whether reviewed by and/or discussed with Subscribing Reinsurer intentionally or inadvertently, nor does the review of the Confidential Information and/or discussion of Confidential Information with Company constitute an estoppel or waiver of Company’s rights to assert the attorney-client or work-product privileges, or any other applicable privilege or protection, over certain documents contained in the Company files and/or certain information.
B.	The Company and Subscribing Reinsurer agree that no confidentiality obligations will apply to Confidential Information to the extent such Confidential Information: (1) is or becomes available to the public, other than as a result of impermissible disclosure by the Subscribing Reinsurer, (2) was or became available lawfully to Subscribing Reinsurer from a source, other than Company, its affiliates or their personnel, that is not subject to a confidentiality obligation, (3) was developed independently by Subscribing Reinsurer prior to disclosure by Company, its affiliates or their personnel, as demonstrated by Subscribing Reinsurer’s records, or (4) is required to be disclosed by law, regulation, court, or regulatory agency action.
C.	Subscribing Reinsurer agrees to preserve all confidentiality and privilege pertaining to all Confidential Information provided by Company and all knowledge and information gained
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through its review of Confidential Information or discussions with the Company’s or its affiliates’ personnel. Subscribing Reinsurer further agrees not to disclose any such Confidential Information to any other person or entity except as such disclosure may be necessary to its retrocessionaires, accountants, attorneys, auditors, actuaries or third party cat modelers or as otherwise required by law. Subscribing Reinsurer agrees that no Confidential Information is to be copied and/or removed from Company’s premises without the express permission of Company.

D.	Third-Party Demand. Should Subscribing Reinsurer receive a third-party demand pursuant to subpoena, summons, or court or governmental order, to disclose Confidential Information (including Non-public personally identifiable information) that has been provided by the Company, the Subscribing Reinsurer shall make commercially reasonable efforts to notify the Company promptly upon receipt of the demand and prior to disclosure of the Confidential Information and provide the Company a reasonable opportunity to object to the disclosure. If the Company timely objects to the release of the Confidential Information, the Subscribing Reinsurer will comply with the reasonable requests of the Company in connection with the Company’s efforts to resist release of the Confidential Information. The Company shall bear the cost of resisting the release of the Confidential Information.
E.	Survival. The parties agree that the obligations contained in this Article shall survive the expiration or termination of this Contract.
Article XXX — Severability
If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.
Article XXXI — Special Conditions
A.	The Company may terminate this Contract at any time by the giving of 30 days prior notice in writing to the Subscribing Reinsurer upon the happening of any one of the following circumstances:
1.	A State Insurance Department or other legal authority orders the Subscribing Reinsurer to cease writing business; or

2.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

3.	The Subscribing Reinsurer’s policyholders’ surplus has been reduced by 25.0% of the amount of surplus at the inception of this Contract; or

4.	The Subscribing Reinsurer has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations at the inception of this Contract; or
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5.	The Subscribing Reinsurer’s A.M. Best Rating has been assigned or downgraded below A- or Standard & Poor’s Rating has been assigned or downgraded below A-.
B.	The coverage afforded by this Contract shall cease as of the date of termination and the Subscribing Reinsurer shall return the unearned premium, if any. If coverage hereunder terminates while a claim covered by this Contract is in progress, the Subscribing Reinsurer shall be liable subject to all other conditions hereof for its proportion of the entire claim, provided that the event giving rise to the claim started before such termination.
C.	If the Company elects to terminate this Contract, the Company shall have the option to commute the Subscribing Reinsurer’s liability for loss(es), whether reported or unreported, comprising the sum total of the present value of the ceded (1) case reserves and allocated loss adjustment expense, (2) projected ultimate losses, (3) any unearned premium reserve, and (4) undiscounted outstanding paid claims (hereinafter the “Commutation Losses”), on policies covered by this Contract as of the effective date of termination.
1.	The Company shall submit a statement of valuation showing the elements considered reasonable to establish the Commutation Losses, and the Subscribing Reinsurer shall pay the amount requested. In the event the Company and the Subscribing Reinsurer cannot agree on the statement of valuation of the Subscribing Reinsurer’s liability under such policies, either party may request in writing that the differences be settled by a panel of three actuaries. Each party shall appoint an actuary to assess such liability within 15 days after receipt of the written request for commutation. Upon such appointment, the two actuaries shall appoint a third actuary. If the two actuaries fail to agree on the third actuary within 30 days of their appointment, each of them shall nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. The actuaries shall then investigate and capitalize such Commutation Loss(es) within 30 days. As used herein, “capitalize” shall mean to determine the present value of Commutation Losses, without regard to the Subscribing Reinsurer’s ability to pay such losses. The panel shall meet in Boston, Massachusetts, unless the Company and Subscribing Reinsurer agree otherwise.

2.	All actuaries shall be disinterested in the outcome of the commutation and shall be Fellows of the Society of Actuaries/Fellows of the Casualty Actuarial Society. Except as stated below, the expense of the actuaries and of the commutation shall be equally divided between the parties of the commutation.

3.	The decision in writing of the actuaries, when filed with the parties hereto, shall be final and binding, except that if the Company does not agree with the capitalized value of the Commutation Loss(es), the Company shall have no obligation to commute. In the event the Company does not agree with the capitalized value of the Commutation Loss(es) and does not move forward with commutation, the expense of the actuaries (including reasonable expense of the actuary appointed by the Subscribing Reinsurer) will be paid by the Company. If the Contract is commuted, payment by the Subscribing Reinsurer to the Company or any other third party mutually agreed upon by the Subscribing Reinsurer and the Company shall constitute a complete and final release of the Subscribing Reinsurer in respect to its liability under this Contract.
D.	Termination under the terms of this Article can be made after the date of expiration of this Contract.
Agency Markets Property Catastrophe Reinsurance Treaty
Effective January 1, 2006

Page 23.

Article XXXII — Agency Agreement
If more than one reinsured company is named as a party to this Contract, Peerless Insurance Company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.
Article XXXIII — Entire Agreement
This Contract shall constitute the entire agreement between the Company and the Subscribing Reinsurer with respect to the subject matter of this Contract and shall supersede all prior understandings, negotiations, and discussions, whether oral or written, by or between the Company and the Subscribing Reinsurer with respect to the subject matter hereof. There are no general or specific warranties, representations or other agreements by or among the Company and the Subscribing Reinsurer in connection with entering into this Contract except as specially set forth in this Contract. Notwithstanding the foregoing, this Contract may be amended or modified only by a writing signed by both the Company and the Subscribing Reinsurer.
Article XXXIV — Third Parties
This Contract shall not be deemed to give any right or remedy to any third party whatsoever unless said right or remedy is specifically granted to such third party by the terms of this Contract.
Agency Markets Property Catastrophe Reinsurance Treaty
Effective January 1, 2006

Page 24.

In Witness Whereof, the Company has caused this Contract to be executed by its duly authorized representative this 30th day of August, 2006

Peerless Insurance Company
By:	/s/ Nancy C. Callender
(for and on behalf of the “Company”)

30th day of August, 2006

Liberty Mutual Insurance Company
By:	/s/
(for and on behalf of the “Subscribing Reinsurer”)

EXHIBIT A
Section 1 — Definition of Profit Center:
For purposes of this Contract, the Agency Markets Regional Companies strategic business unit of Liberty Mutual Insurance Company is defined to include the following Profit Centers:

Business Produced By
Agents Resident in
Profit Center	Legal Entities Used By Profit Center	the Following State
America First Insurance:	America First Insurance Co. America First Lloyd’s Insurance Co. Peerless Insurance Co.	AK, LA, OK, TX AK, LA, OK, TX AK, LA, OK, TX

	Liberty County Mutual Insurance Co.	For business classified as LMAM and produced by this Profit Center only

	Business Solutions Group* Peerless Indemnity Insurance Co. The Netherlands Insurance Co.	(Multi-State Business**) (Multi-State Business **) Multi-State Business **)

Business Solutions Group:	Liberty Mutual Insurance Co. Mutual Fire Insurance Co. LM Insurance Corp. Liberty Insurance Corp. The First Liberty Insurance Corp.	All states other than Liberty multi-state business in the other Profit Centers

Colorado Casualty:	Colorado Casualty Insurance Co. Golden Eagle Insurance Corp. One Beacon Insurance Co. Cession to Peerless Insurance Co.	AZ, CO, NM, NV, WY, UT AZ, CO, NM, NV, WY, UT AZ, CO, NM, NV, WY, UT

	Business Solutions Group * Peerless Indemnity Insurance Co. The Netherlands Insurance Co.	(Multi-State Business**) (Multi-State Business**) (Multi-State Business**)

Golden Eagle Insurance:	Golden Eagle Insurance Corp. One Beacon Insurance Co. Cession to Peerless Insurance Co. Peerless Insurance Co.	CA CA CA

	Business Solutions Group* Peerless Indemnity Insurance Co. The Netherlands Insurance Co.	(Multi-State Business**) (Multi-State Business**) (Multi-State Business**)

Hawkeye-Security Insurance:	Hawkeye-Security Insurance Co. Consolidated Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI IA, KS, MN, MO, NE, ND, SD, WI

Definition of Profit Centers Continued;

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following States
Hawkeye-Security Ins. Cont:	Indiana Insurance Co.	IA, KS, MN, MO, NE, ND, SD.WI
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Peerless Insurance Co. The Midwestern Indemnity Co	IA, KS, MN, MO, NE, ND, SD, WI IA, KS, MN, MO, NE, ND, SD, WI

	Business Solutions Group * Peerless Indemnity Insurance Co. The Netherlands Insurance Co.	(Multi-State Business**) (Multi-State Business**) (Multi-State Business**)

Indiana Insurance:	Indiana Insurance Co.	IL, IN, KY, MI, OH, TN
	Consolidated Insurance Co.	IL, IN, KY, MI, OH, TN
	Mid-American Fire and Casualty Co.	IL, IN, KY, MI, OH, TN
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	IL, IN, KY, MI, OH, TN
	Peerless Insurance Co.	IL, IN, KY, MI, OH, TN
	The Midwestern Indemnity Co.	IL, IN, KY, MI, OH, TN
	Globe American Casualty Co.	All States
	National Insurance Association	All States

	Business Solutions Group * Peerless Indemnity Insurance Co. The Netherlands Insurance Co.	(Multi-State Business**) (Multi-State Business**) (Multi-State Business**)

Liberty Northwest Insurance:	Liberty Northwest Insurance Corp. North Pacific Insurance Company Oregon Automobile Insurance Co.	All States All States All States

	Business Solutions Group*	(Multi-State Business**)

Montgomery Insurance:	Montgomery Mutual Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Colorado Casualty Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Excelsior Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV

Definition of Profit Centers Continued;

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following States
Montgomery Ins. Cont:	Peerless Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	The Midwestern Indemnity Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV

	Business Solutions Group * Peerless Indemnity Insurance Co. The Netherlands Insurance Co.	(Multi-State Business**) (Multi-State Business**) (Multi-State Business**)

Peerless Insurance:	Peerless Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Excelsior Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Indiana Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	One Beacon Insurance Co. Cessions to Peerless Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT

	Merchants and Business Men’s Mutual Insurance Co.	For business classified as LMAM and produced by this Profit Center only

	Business Solutions Group * Peerless Indemnity Insurance Co. The Netherlands Insurance Co.	(Multi-State Business**) (Multi-State Business**) (Multi-State Business**)

*	Business Solutions Group consists of; Liberty Mutual Insurance Co., Liberty Mutual Fire Insurance Co., LM Insurance Corp., Liberty Insurance Corp., The First Liberty Insurance Corp., Liberty County Mutual Insurance Co..

**	Agent responsible for the risk resides in the profit center but the risk is located in multiple states both in and outside states assigned to the Profit Center.

Pools, Associations and Syndicates Exclusion Clause
Section A:
Excluding:
(a)	All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(b)	Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so- called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.
Section B:
It is agreed that business written or reinsured by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:
Industrial Risk Insurers,
Associated Factory Mutuals,
Improved Risk Mutuals,
Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs,
United States Aircraft Insurance Group,
Canadian Aircraft Insurance Group,
Associated Aviation Underwriters,
American Aviation Underwriters.
Section B does not apply:
(a)	Where The Total Insured Value over all interests of the risk in question is less than $250,000,000.

(b)	To interests traditionally underwritten as Inland Marine or stock and/or contents written on a blanket basis.

(c)	To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B(a).

(d)	To risks as follows:

Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than railroad schedules) and builder’s risks on the classes of risks specified in this subsection (d) only.
Where this clause attaches to Catastrophe Excesses, the following Section C is added:
Section C:
Nevertheless the Reinsurer specifically agrees that liability accruing to the Company and the Legal Entities from their participation in residual market mechanisms including but not limited to:
(1)	The following so-called “Coastal Pools”:

Alabama Insurance Underwriting Association
Louisiana Citizens Property Insurance Corporation
Mississippi Windstorm Underwriting Association
North Carolina Insurance Underwriting Association
South Carolina Windstorm and Hail Underwriting Association
Texas Windstorm Insurance Association
AND
(2)	All “Fair Plan” and “Rural Risk Plan” business

AND
(3)	Citizens Property Insurance Corporation (“CPIC”) and the California Earthquake Authority (“CEA”)
for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:
(i)	The inability of any other participant in such “Coastal Pool” and/or “Fair Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms to meet its liability.

(ii)	Any claim against such “Coastal Pool” and/or “Fair Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).
Section D:
(1)	Notwithstanding Section C above, in respect of the CEA, where an assessment is made against the Company or a Legal Entity by the CEA, the Company may include in Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The Company’s or the Legal Entities’ initial capital contributions to the CEA shall not be included in the Ultimate Net Loss.

(2)	Notwithstanding Section C above, in respect of CPIC, where an assessment is made against the Company or a Legal Entity by CPIC, the maximum loss that the Company may include in the Ultimate Net Loss in respect of any loss occurrence hereunder shall not exceed the lesser of:
(a)	The Company’s or the Legal Entity’s assessment from CPIC for the accounting year in which the loss occurrence commenced, or

(b)	The product of the following:
(i)	The Company’s or the Legal Entity’s percentage participation in CPIC for the accounting year in which the loss occurrence commenced; and

(ii)	CPIC’s total losses in such loss occurrence.
Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section C above, in respect of CPIC, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of CPIC. For the purposes of this Contract, the Company may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by CPIC to meet the obligations of an insolvent insurer member or other party, or to meet any obligations arising from the deferment by CPIC of the collection of monies.
NOTES:	Wherever used herein the terms:
“Company”	shall be understood to mean “Company,” “Reinsured,” “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement”	shall be understood to mean “Agreement,” “Contract,” “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers”	shall be understood to mean “Reinsurers,” “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

War Risk Exclusion Clause
The Reinsurers shall not be liable for loss or damage caused directly or indirectly by (a) hostile or warlike action in time of peace or war, including action hindering, combating or defending against an actual, impending or expected attack, (1) by any government or sovereign power (de jure or de facto) or by any authority maintaining or using military, naval or air forces; or (2) by military, naval or air forces, it being understood that any discharge, explosion or use of any weapon of war employing atomic fission or radioactive force shall be conclusively presumed to be such a hostile or warlike action by such government power, authority or forces; (b) insurrection, rebellion, revolution, civil war, usurped power, or action taken by governmental authority in hindering, combating or defending against such an occurrence.
The War Risk Exclusion Clause shall not apply to interest insured under policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

Nuclear Incident Exclusion Clause — Physical Damage — Reinsurance (U.S.A.)
1.	This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:
I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.
3.	Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate
(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.
4.	Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:
(a)	substantial quantities, and

(b)	the extent of installation, plant or site.
Note.-Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that
(a)	all policies issued by the Reassured or the Legal Entities on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)	with respect to any risk located in Canada policies issued by the Reassured or the Legal Entities on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.
12/12/57
N.M.A. 1119 BRMA 35B

Nuclear Incident Exclusion Clause — Physical Damage — Reinsurance (Canada)
1.	This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:
(a)	nuclear reactor power plants including all auxiliary property on the site, or

(b)	any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

(c)	installations for fabricating complete fuel elements or for processing substantial quantities of radioactive materials, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

(d)	installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.
3.	Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:
(a)	where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused
4.	Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6.	The term “radioactive material” means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or any law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.

7.	Reinsured to be sole judge of what constitutes:
(a)	substantial quantities, and

(b)	the extent of installation, plant or site.
8.	Without in any way restricting the operation of paragraphs 1,2,3 and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, caused:
(1)	by any nuclear incident, as defined in or pursuant to the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

(2)	by contamination by radioactive material.
NOTE:	Without in any way restricting the operation of paragraphs 1,2,3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured or the Legal Entities, whether new, renewal or replacement, which become effective on or after December 31, 1992.
N.M.A. 1980a (1/4/96)

Insolvency Funds Exclusion Clause
This Contract excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed; which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

TERRORISM EXCLUSION CLAUSE
This Contract does not apply to and specifically excludes terrorism-related losses as follows:
A.	For risks located in the United States of America, its territories and possessions, and at the premises of any United States mission as such terms are intended to apply under the terms of the Terrorism Risk Insurance Act of 2002, as it may be amended from time-to-time:
1.	“Insured Losses” resulting, directly or indirectly, from a “Certified Act of Terrorism” under the terms of the Terrorism Risk Insurance Act of 2002 as it may be amended from time-to-time.

2.	Loss or damage, directly or indirectly, arising out of or in connection with nuclear, chemical, biological, or radiological explosion, pollution, or contamination resulting from any Other Act of Terrorism. Notwithstanding the foregoing, this Contract shall extend to cover insured physical loss or damage, excluding all time-element coverages and extensions, incurred as a direct and immediate consequence of an Other Act of Terrorism employing any non-nuclear weapon or device designed to disperse chemical, biological, or radiological contaminants; but, no coverage shall be afforded for any ensuing chemical, biological, or radiological contamination or pollution resulting from an Other Act of Terrorism employing such weapon or device.

“Other Act of Terrorism” as used in this subparagraph A.2. above shall mean any violent act or act that is dangerous to human life, property, or infrastructure that results in physical loss or damage that is committed by an individual or individuals acting on behalf of any person or interest as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States government by coercion, which is not a “Certified Act of Terrorism” under the terms of TRIA.
B.	For risks located within the United Kingdom, this Contract shall not cover:
1.	Loss, destruction, or damage in Great Britain (being England, Wales, and Scotland) occasioned by or happening through or as a direct or indirect consequence of an Act of Terrorism.

2.	Loss, destruction, or damage in Northern Ireland within the meaning of the Northern Ireland (Emergency Provisions) Act 1973 or successors thereof.
In the event of an occurrence giving rise to a loss or losses payable by the Company or a Legal Entity not being certified by Her Majesty’s government or Her Majesty’s Treasury or any successor relevant Authority to have been an Act of Terrorism and solely by reason thereof the Company or a Legal Entity is unable to recover such loss or losses in whole or in part from Pool Reinsurance Company Limited, the Reinsurers accept that this subparagraph B.1. above does not apply to such loss or losses.

For the purpose of this paragraph B:

“Act of Terrorism” means an act of persons acting on behalf of or in connection with any organization that carries out activities directed towards the overthrowing or influencing by force or violence of Her Majesty’s government in the United Kingdom.

This paragraph B shall not, however, apply to goods in transit or goods in temporary storage while in transit.

Notwithstanding the foregoing, this paragraph B excludes loss or damage directly or indirectly arising out of or in connection with nuclear, chemical, biological, or radiological explosion, pollution, or contamination resulting from any Act of Terrorism. This Contract shall extend, however, to cover insured physical loss or damage, excluding all time-element coverages and extensions, incurred as a direct and immediate consequence of an Act of Terrorism employing any non-nuclear weapon or device designed to disperse chemical, biological, or radiological contaminants; but, no coverage shall be afforded for any ensuing chemical, biological, or radiological contamination or pollution resulting from an Act of Terrorism employing such weapon or device.

C.	For risks located in all other sovereignties not subject to paragraphs A or B above:

Loss or damage, directly or indirectly, caused by, contributed to by, resulting from, or arising out of or in connection with any Act of Terrorism, as defined in this paragraph C, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

For the purpose of this paragraph C:

“Act of Terrorism” shall mean any violent act or act that is dangerous to human life, property, or infrastructure that results in physical loss or damage that is committed by an individual or individuals acting on behalf of any person or interest as part of an effort to coerce the civilian population of any nation or to influence the policy or affect the conduct of the government of any such sovereign nation by coercion.

Where an occurrence falling within the definition of Act of Terrorism in this paragraph C, involving risks insured or reinsured in Consorcio, Gareat, Extremus, the Australian Terrorism Pool (or any similar scheme formed during the term of this Contract) gives rise to a loss or losses payable by the Company and such occurrence is not certified by the individual authority acting respectively for Consorcio, Gareat, Extremus, the Australian Terrorism Pool (or any similar scheme formed during the term of this Contract) having responsibility to make such judgment, or any successor authority, as an Act of Terrorism, the Reinsurers accept that this exclusion does not apply to such loss(es).

Notwithstanding the foregoing, this paragraph C excludes loss or damage, directly or indirectly, arising out of or in connection with nuclear, chemical, biological, or radiological explosion, pollution, or contamination resulting from any Act of Terrorism. This Contract shall extend, however, to cover insured physical loss or damage, excluding all time-element coverages and extensions, incurred as a direct and immediate consequence of an Act of Terrorism employing any non-nuclear weapon or device designed to disperse chemical, biological, or radiological contaminants; but, no coverage shall be afforded for any ensuing chemical, biological, or radiological contamination or pollution resulting from an Act of Terrorism employing such weapon or device.

Terrorism Exclusion Clause
(APPLICABLE TO LOSSES OCCURRING AFTER 31 DECEMBER 2005 FOR RISKS LOCATED IN THE UNITED STATES OF AMERICA, ITS TERRITORIES AND POSSESSIONS, AND AT THE PREMISES OF ANY UNITED STATES MISSION.)
A.	In the event that the Terrorism Risk Insurance Act of 2002 (“TRIA”) is extended, renewed, or succeeded without interruption beyond 31 December 2005, and without revision or adaptation beyond 31 December 2005 to the definitions set forth in subsections 102 (1)(A), (14), and (15) of TRIA, this Contract shall not cover:
1.	“Insured Losses” resulting directly or indirectly from a “Certified Act of Terrorism” under the terms of TRIA, as it may be amended from time-to-time.

2.	Loss or damage, directly or indirectly, arising out of or in connection with nuclear, chemical, biological, or radiological explosion, pollution, or contamination resulting from any Other Act of Terrorism. Notwithstanding the foregoing, this Contract shall extend to cover insured physical loss or damage, excluding all time-element coverages and extensions, incurred as a direct and immediate consequence of an Other Act of Terrorism employing any non-nuclear weapon or device designed to disperse chemical, biological, or radiological contaminants; however, no coverage shall be afforded for any ensuing chemical, biological, or radiological contamination or pollution resulting from an Other Act of Terrorism employing such weapon or device.

“Other Act of Terrorism” as used in this subparagraph A.2. shall mean any violent act or act that is dangerous to human life, property, or infrastructure; that results in physical loss or damage; that is committed by an individual or individuals acting on behalf of any person or interest as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States government by coercion, which is not a “Certified Act of Terrorism” under the terms of TRIA.
B.	If TRIA is: (a) not extended, renewed, or succeeded without interruption beyond 31 December 2005, or (b) extended, renewed, or succeeded beyond 31 December 2005, but with revision or adaptation to one or more of the definitions set forth in subsections 102 (1)(A), (14), and (15) of TRIA, then, in respect of any losses occurring after 31 December 2005, this contract shall not cover:
1.	Losses resulting directly or indirectly from an Act of Terrorism.

2.	Loss or damage directly or indirectly arising out of or in connection with nuclear, chemical, biological, or radiological explosion, pollution, or contamination resulting from any Other Act of Terrorism. Notwithstanding the foregoing, this Contract shall extend to cover insured physical loss or damage, excluding all time-element coverages and extensions, incurred as a direct and immediate consequence of an Other Act of Terrorism employing any non-nuclear weapon or device designed to disperse chemical, biological, or radiological contaminants; however, no coverage shall be afforded for any ensuing chemical, biological, or radiological contamination or pollution resulting from employing such weapon or device.

“Act of Terrorism” as used in subparagraphs B.1. and B.2. shall mean any violent act or act that is dangerous to human life, property, or infrastructure; that results in physical loss or damage within the United States; and that is committed by an individual or individuals acting on behalf of any foreign person or foreign interest as part of an effort to coerce or put in fear the civilian population of the United States or to influence the policy or affect the conduct of the United States government by coercion.
“Other Act of Terrorism” as used in subparagraph B(2) above shall mean any violent act or act that is dangerous to human life, property, or infrastructure that results in physical loss or damage that is committed by an individual or individuals acting on behalf of any person or interest as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States government by coercion, which is not an “Act of Terrorism.”

AMENDMENT No. 1
attaching to and forming a part of
PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT
EFFECTIVE JANUARY 1, 2006
WHEREAS, the undersigned have entered in that certain Property Catastrophe Excess of Loss Reinsurance Contract, effective January 1, 2006 (the “Contract”).
It is mutually agreed that effective March 20, 2006 this Contract is amended as follows:
1.	Exhibit A is revised to read:
Exhibit A
Definition of Profit Centers:
For purposes of Article I or any Articles, wherever the word Profit Centers is used, the Profit Centers are defined to include the following Profit Centers of Liberty Mutual Agency Market (LMAM).

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following State
America First Insurance:	America First Insurance Co.	AK, LA, OK, TX
	America First Lloyd’s Insurance Co.	AK, LA, OK, TX
	Peerless Insurance Co.	AK, LA, OK, TX

	Liberty County Mutual Insurance Co.	For business classified as LMAM and produced by this Profit Center only

	Business Solutions Group*	(Multi-State Business **)
	Peerless Indemnity Insurance Co.	(Multi-State Business **)
	The Netherlands Insurance Co.	(Multi-State Business **)

Business Solutions Group:	Liberty Mutual Insurance Co. Liberty Liberty Mutual Fire Insurance Co. LM Insurance Corp. Liberty Insurance Corp. The First Liberty Insurance Corp. Liberty County Mutual Insurance Co	All states other than multi-state business in the other Profit Centers

Colorado Casualty:	Colorado Casualty Insurance Co.	AZ, CO, NM, NV, WY, UT
	Golden Eagle Insurance Corp.	AZ, CO, NM, NV, WY, UT
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	AZ, CO, NM, NV, WY, UT

	Business Solutions Group * Peerless Indemnity Insurance Co. The Netherlands Insurance Co.	(Multi-State Business**) (Multi-State Business**) (Multi-State Business**)

Golden Eagle Insurance:	Golden Eagle Insurance Corp.	CA
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	CA

Agency Markets Property Catastrophe Reinsurance Treaty	Page 1.

Definition of Profit Centers Continued;

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following State
Golden Eagle Ins Con’t:	Peerless Insurance Co.	CA

	Business Solutions Group*	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Hawkeye-Security Insurance:	Hawkeye-Security Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Consolidated Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Indiana Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Peerless Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	The Midwestern Indemnity Co.	IA, KS, MN, MO, NE, ND, SD, WI

	Business Solutions Group*	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Indiana Insurance:	Indiana Insurance Co.	IL, IN, KY, MI, OH, TN
	Consolidated Insurance Co.	IL, IN, KY, MI, OH, TN
	Mid-American Fire and Casualty Co.	IL, IN, KY, MI, OH, TN
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	IL, IN, KY, MI, OH, TN
	Peerless Insurance Co.	IL, IN, KY, MI, OH, TN
	The Midwestern Indemnity Co.	IL, IN, KY, MI, OH, TN
	Globe American Casualty Co.	All States
	National Insurance Association	All States

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Liberty Northwest Insurance:	Liberty Northwest Insurance Corp.	All States
	North Pacific Insurance Company	All States
	Oregon Automobile Insurance Co.	All States

	Business Solutions Group*	(Multi-State Business**)

Montgomery Insurance:	Montgomery Mutual Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Colorado Casualty Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Excelsior Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV

2

Definition of Profit Centers Continued;

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following State
Montgomery Insurance Cont:	One Beacon Insurance Co. Cession to Peerless Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Peerless Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	The Midwestern Indemnity Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Peerless Insurance	Peerless Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Excelsior Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Indiana Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT

	One Beacon Insurance Co. Cessions to Peerless Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT

	Liberty Mutual Mid-Atlantic Insurance Co. (f/k/a Merchants and Business Men’s Mutual Insurance Co.)	For business classified as LMAM and produced by this Profit Center only

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

*	Business Solutions Group consists of; Liberty Mutual Insurance Co., Liberty Mutual Fire Insurance Co., LM Insurance Corp., Liberty Insurance Corp., The First Liberty Insurance Corp., and Liberty County Mutual Insurance Co..

**	Agent responsible for the risk resides in the profit center but the risk is located in multiple states both in and outside states assigned to the Profit Center.
ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.
Signed at BOSTON, MASSACHUSETTS
LIBERTY MUTUAL INSURANCE COMPANY

Signature: /s/ Robert C. Andrews	Title: Vice President

Attest: /s/ John C. MacLean Jr.	Date: August 30, 2006
Signed at KEENE, NEW HAMPSHIRE
PEERLESS INSURANCE COMPANY

Signature: /s/ Nancy C. Callender	Title: A.V.P. Risk Management

Attest: /s/	Date: 8/30/06

4

AMENDMENT No. 2
attaching to and forming a part of
PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT
EFFECTIVE JANUARY 1, 2006
WHEREAS, the undersigned have entered in that certain Property Catastrophe Excess of Loss Reinsurance Contract, effective January 1, 2006 (the “Contract”).
It is mutually agreed that effective at 12:01 a.m., Local Standard Time, April 1, 2006, this Contract is amended as follows:
1.	Under the terms of Article III, Paragraph B, the following layers are terminated; Layer 6, Layer 7 and Layer 8. Premium will be prorata for the time at risk.

2.	Exhibit A is revised to read:
Exhibit A
Definition of Profit Centers:
For purposes of Article I or any Articles, wherever the word Profit Centers is used, the Profit Centers are defined to include the following Profit Centers of Liberty Mutual Agency Market (LMAM).

Business Produced By
Agents Resident in the
Profit Center	Legal Entities Used By Profit Center	Following State
America First Insurance:	America First Insurance Co.	AK, LA, OK, TX
	America First Lloyd’s Insurance Co.	AK, LA, OK, TX
	Peerless Insurance Co.	AK, LA, OK, TX

	Liberty County Mutual Insurance Co.	For business classified as LMAM and produced by this Profit Center only

	Business Solutions Group*	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business **)

Business Solutions Group:	Liberty Mutual Insurance Co.
Liberty Mutual Fire Insurance Co.
LM Insurance Corp.
Liberty Insurance Corp.
The First Liberty Insurance Corp.
Employers Insurance Co. of Wausau
Wausau General Insurance Co.
Wausau Underwriters Insurance Co.
	Wausau Business Insurance Co.	All states other than multi-state business in the other Profit Centers

Colorado Casualty:	Colorado Casualty Insurance Co.	AZ, CO, NM, NV, WY, UT
	Golden Eagle Insurance Corp.	AZ, CO, NM, NV, WY, UT
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	AZ, CO, NM, NV, WY, UT

	Business Solutions Group *	(Multi-State Business**)

Agency Markets Property Catastrophe Reinsurance Treaty	Page 1 of 4

Definition of Profit Centers Continued;

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following State
Colorado Casualty Con’t:	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Golden Eagle Insurance:	Golden Eagle Insurance Corp. One Beacon Insurance Co. Cession to	CA
	Peerless Insurance Co.	CA
	Peerless Insurance Co.	CA

	Business Solutions Group*	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Hawkeye-Security Insurance:	Hawkeye-Security Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Consolidated Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Indiana Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	One Beacon Insurance Co. Cession to Peerless Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	Peerless Insurance Co.	IA, KS, MN, MO, NE, ND, SD, WI
	The Midwestern Indemnity Co.	IA, KS, MN, MO, NE, ND, SD, WI

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Indiana Insurance:	Indiana Insurance Co.	IL, IN, KY, MI, OH, TN
	Consolidated Insurance Co.	IL, IN, KY, MI, OH, TN
	Mid-American Fire and Casualty Co.	IL, IN, KY, MI, OH, TN

	One Beacon Insurance Co. Cession to Peerless Insurance Co.	IL, IN, KY, MI, OH, TN
	Peerless Insurance Co.	IL, IN, KY, MI, OH, TN
	The Midwestern Indemnity Co.	IL, IN, KY, MI, OH, TN
	Globe American Casualty Co.	All States
	National Insurance Association	All States

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Liberty Northwest Insurance:	Liberty Northwest Insurance Corp.	All States
	North Pacific Insurance Company	All States
	Oregon Automobile Insurance Co.	All States

	Business Solutions Group*	(Multi-State Business**)

Agency Markets PCAT XoL Reinsurance Treaty	Page 2 of 4

Definition of Profit Centers Continued;

Business Produced
By Agents Resident
Profit Center	Legal Entities Used By Profit Center	in the Following State
Montgomery Insurance:	Montgomery Mutual Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Colorado Casualty Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Excelsior Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV

	One Beacon Insurance Co. Cession to Peerless Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	Peerless Insurance Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV
	The Midwestern Indemnity Co.	AL, DC, DE, FL, GA, MD, MS, NC, SC, VA, WV

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

Peerless Insurance	Peerless Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Excelsior Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	Indiana Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT
	One Beacon Insurance Co. Cessions to Peerless Insurance Co.	CT, MA, ME, NH, NJ, NY, PA, RI, VT

	Liberty Mutual Mid-Atlantic Insurance Co. (f/k/a Merchants and Business Men’s Mutual Insurance Co.)	For business classified as LMAM and produced by this Profit Center only

	Business Solutions Group *	(Multi-State Business**)
	Peerless Indemnity Insurance Co.	(Multi-State Business**)
	The Netherlands Insurance Co.	(Multi-State Business**)

*	Business Solutions Group consists of; Liberty Mutual Insurance Co., Liberty Mutual Fire Insurance Co., LM Insurance Corp., Liberty Insurance Corp., The First Liberty Insurance Corp., Liberty County Mutual Insurance Co., Employers Insurance Co. of Wausau, Wausau General Insurance Co., Wausau Underwriters Insurance Co. and Wausau Business Insurance Co..

*	Agent responsible for the risk resides in the profit center but the risk is located in multiple states both in and outside states assigned to the Profit Center.
All other terms and conditions remain unchanged.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.
Signed at BOSTON, MASSACHUSETTS

Agency Markets PCAT XoL Reinsurance Treaty	Page 3 of 4

LIBERTY MUTUAL INSURANCE COMPANY

Signature: /s/ Robert C. Andrews	Title: Vice President

Attest: /s/ John C. MacLean Jr.	Date: August 30, 2006
Signed at KEENE, NEW HAMPSHIRE
PEERLESS INSURANCE COMPANY

Signature: /s/ Nancy C. Callender	Title: A.V.P. — Risk Management

Attest: /s/	Date: 8/30/06

Agency Markets PCAT XoL Reinsurance Treaty	Page 4 of 4